UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2015

GREEN AUTOMOTIVE COMPANY

(Exact name of registrant as specified in its charter)

Nevada	000-54049	22-3680581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5495 Wilson Street

Riverside, California 92509

(Address of principal executive offices)  (zip code)

(877) 449-8842

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02

Unregistered Sales of Equity Securities

As noted in Item 5.02 below, on May 14, 2015 we appointed Mr. Ben Rainwater and Ms. Agnes Cha to our Board of Directors and appointed Mr. Rainwater as our Chief Executive Officer and Ms. Cha as our Senior Vice-President, Corporate Affairs.  Pursuant to these appointments we agreed to issue Mr. Rainwater and Ms. Cha 150,000 shares of our Series A Convertible Preferred Stock each.   When issued, the issuances will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, since the investors are either accredited or sophisticated investors and are familiar with our operations.

Section 5 – Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2015, Mr. Ben Rainwater and Ms. Agnes Cha were appointed to fill vacancies on our Board of Directors.

In addition, our Board of Directors appointed Mr. Rainwater as our Chief Executive Officer and Ms. Cha as our Senior Vice President, Corporate Affairs, effective on May 14, 2015.

Ben Rainwater is our Chief Executive Officer and a member of our Board of Directors, positions he has held since May 14, 2015.  Since June 6, 2014, Mr. Rainwater has been the President and Chief Executive Officer of BRAC Global Automotive, Inc. where his current responsibilities include assessing business needs and developing new businesses and short and long-term strategies to improve operational performance/efficiencies directed toward increased business proficiency and profitability. Prior to founding BRAC, Mr. Rainwater worked for Daewoo Motor America, Inc. in the positions of Senior Vice President, Parts and Service, where he was a member of the management team that launched the Daewoo brand in the United States and helped develop Daewoo’s retail business to greater than 560 dealers in three (3) years.  Prior to working for Daewoo, Mr. Rainwater held positions with Kia Motors America, Inc., Daihatsu Motor Company, Mitsubishi Motor Sales of America, Inc., and American Honda Motor Company.  Mr. Rainwater previously served as a Director of Green Automotive Company for terms in 2010 and again in 2011.  Mr. Rainwater received his B.A. in Business Administration from Suffield University.  Mr. Rainwater’s prior experience of 35+ years of being in the automotive industry, as well as his experience with four prior successful startup companies in the automotive industry makes Mr. Rainwater an ideal director for our company considering our primary business plan of manufacturing and selling vehicles and buses.

Mr. Rainwater owns 150,000 shares of our Series A Convertible Preferred Stock, subject to certain forfeiture and voting conditions.

Agnes Cha is our Senior Vice President, Corporate Affairs and a member of our Board of Directors, positions she has held since May 14, 2015.  Since June 6, 2014, Ms. Cha has been the Senior Vice President of Corporate Affairs of BRAC Global Automotive, Inc. where her current responsibilities include negotiating contracts, determining business trade terms, advising on potential deals and acquisitions, and assisting with financing transactions.  Prior to founding BRAC, Ms. Cha worked for Daewoo Motor America, Inc., where she served as its Associate General Counsel.  She then served as the General Counsel, Corporate Secretary, and a member of the Board of Directors for StarPoint U.S.A., Inc.  Ms. Cha received her B.A. from Vassar College and her J.D. from Brooklyn Law School.  Ms. Cha’s prior experience in the automotive industry, as well as her experience as a corporate secretary and member of a Board of Directors of an automotive company makes Ms. Cha an ideal director for our company considering our primary business plan of manufacturing and selling vehicles and buses.

Mr. Cha owns 150,000 shares of our Series A Convertible Preferred Stock, subject to certain forfeiture and voting conditions.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits

10.1

Letter Agreement with Ben Rainwater and Agnes Cha

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN AUTOMOTIVE COMPANY

	By:	/s/ Carter Read
May 22, 2015		Carter Read, President
(Principal Executive Officer)